Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q (the “Report”) of Logitech International S.A. (“the Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Bracken Darrell, Chief Executive Officer of the Company, and Nate Olmstead, Chief Financial Officer of the Company, each certify that, to the best of his knowledge:

(1)                   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)                   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 27, 2022

/s/ Bracken Darrell
Bracken Darrell
President and Chief Executive Officer

/s/ Nate Olmstead
Nate Olmstead
Chief Financial Officer